Exhibit 3.1

Company No.: 217775

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Taomee Holdings Limited

淘米控股有限公司

(Adopted by Special Resolution passed on February 14, 2011)

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES LAW

(2010 Revision)

Company Limited by Shares

SECOND AMENDED AND RESTATED MEMORANDUM OF

ASSOCIATION

OF

Taomee Holdings Limited

淘米控股有限公司

(Adopted by Special Resolution passed on February 14, 2011)

1.	The name of the Company is Taomee Holdings Limited.

2.	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)	(i)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

	(ii)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(d)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(f)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Law (2010 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The share capital of the Company is US$20,000 divided into 1,000,000,000 shares with a par value of US$0.00002 each, comprised of (i) 875,000,000 ordinary shares with a par value of US$0.00002 each (“Ordinary Shares”), and (ii) 125,000,000 Series A preferred shares with a par value of US$0.00002 each (“Series A Shares”), each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2010 Revision) and the Articles of Association (including without limitation, Schedule A thereto) and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Memorandum of Association, the Company shall have no power to issue bearer shares, warrants, coupons or certificates.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2010 Revision) and, subject to the provisions of the Companies Law (2010 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

THE COMPANIES LAW

(2010 Revision)

Company Limited by Shares

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Taomee Holdings Limited

淘米控股有限公司

(Adopted by Special Resolution passed on February 14, 2011)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Articles”	means the Articles as originally framed or as from time to time altered by Special Resolution.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board”	Means the board of directors of the Company.

“Company”	means the above named Company.

“Closing”	shall have the meaning set forth in Section 3.1 specified in the Subscription Agreement.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes bonus.

“Group Company”	shall have the meaning set forth in the Subscription Agreement.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“month”	means calendar month.

“Ordinary Shares”	means the ordinary shares of the Company, par value US$0.00002 per share.

“Ordinary Shareholder”	means the holder of the Ordinary Shares.

“paid-up”	means paid-up and/or credited as paid-up.

“Qiming Companies”	means the Series A Shareholders of the Company which include Qiming Venture Partners II, L.P., Qiming Venture Partners II II-C, L.P. and Qiming Managing Directors Fund II L.P.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Shares”	shall mean the Company’s Series A Preferred Shares, par value US$0.00002 per share.

“Series A Shareholder”	shall mean the holder of the Series A Shares.

“share”	includes a fraction of a share.

“Shareholders Agreement”	means the Shareholders Agreement dated as of May 6, 2009 by and among the Company and other parties thereto.

“Subscription Agreement”	means the Share Subscription Agreement for Issuance of Series A Shares dated as of April 27, 2009 by and among the Company and other parties thereto.

“Special Resolution”	has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons only include corporations.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.	Subject to the provisions, if any, in that behalf in the Memorandum of Association and Schedule A attached hereto and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles of Association, the Company shall be precluded from issuing bearer shares, warrants, coupons or certificates.

6A.	As at the date of adoption of these Articles, the share capital of the Company comprises 875,000,000 Ordinary Shares with a par value of US$0.00002 each and 125,000,000 Series A Shares with a par value of US$0.00002 each. In addition to any other rights attaching to the Ordinary Shares and Series A Shares in these Articles, each Series A Share confers on the holder the rights set out in Schedule A attached hereto.

7.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

8.	The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.	Deleted.

10.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

REDEEMABLE SHARES

11.	(a)	Subject to the provisions of the Statute and the Memorandum of Association and Schedule A attached hereto, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(b)	Subject to the provisions of the Statute and the Memorandum of Association and Schedule A attached hereto, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.	Subject to Schedule A attached hereto, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up and except where these Articles or the Statute impose any stricter quorum, voting, procedural or other requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares.

13.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.	The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

15.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

16.	The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

17.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

18.	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

20.	(a)	The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

22.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

24.	(a)	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)	No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

25.	(a)	If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

26.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

27.	A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

29.	The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

30.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

31.	(a)	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

32.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION

OF REGISTERED OFFICE & ALTERATION OF CAPITAL

33.	(a)	Subject to and in so far as permitted by the provisions of the Statute and subject to Schedule A attached hereto, the Company may from time to time by ordinary resolution alter or amend its Memorandum of Association otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

(i)	increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine.

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute and subject to Schedule A attached hereto, the Company may by Special Resolution change its name or alter its objects.

(d)	Without prejudice to Article 11 hereof and subject to the provisions of the Statute and Schedule A attached hereto, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)	Subject to the provisions of the Statute and Schedule A attached hereto, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

34.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

35.	In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

36.	If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

37.	(a)	Subject to paragraph (c) hereof, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

38.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)	If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

39.	At least five days notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 38 have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than eighty-five per cent (85%) of the then outstanding voting shares of the Company (calculated on an as-converted basis).

40.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

41.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; Members holding eighty-five per cent (85%) of the outstanding voting shares of the Company (calculated on an as-converted basis), present in person or by proxy shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

42.	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

43.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

44.	The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

45.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be Chairman of the meeting.

46.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

47.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

48.	Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

49.	The demand for a poll may be withdrawn.

50.	Except as provided in Article 52, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

51.	In the case of an equality of votes, whether on a show of hands or on a poll, nobody shall be entitled to a second or casting vote.

52.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

53.	Except as otherwise required by law or as set forth in Schedule A attached hereto, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of Series A Shares shall enjoy the same voting power as the Ordinary Shareholders and shall be entitled to vote, at any meeting of the Members of the Company, on all matters required to be submitted for vote by all Members of the Company as provided in these Articles (including Schedule A attached hereto). The Series A Shareholders shall be entitled to votes equal to the number of votes attaching to the number of Ordinary Shares to which such Series A Shares could be converted based on the then applicable Conversion Price (as defined in Schedule A attached hereto). Unless otherwise expressly stipulated, the Series A Shareholders shall vote together with the Ordinary Shareholders as a single class.

54.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

55.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

56.	No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

57.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

58.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

59.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

60.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

61.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

62.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

63.	Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

64.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

65.	There shall be a Board consisting of five (5) Directors (exclusive of alternate Directors). PROVIDED HOWEVER that, subject to Schedule A attached hereto, the number of Board shall not be changed except pursuant to an amendment to the Memorandum and Articles. The Ordinary Shareholders shall take all actions (including, without limitation, voting the shares owned by each, convening extraordinary meetings of shareholders and executing and delivering written consents) necessary to ensure that the Board shall compose five (5) directors, four (4) of which are designated by the majority of the Ordinary Shareholders whom initially shall be WANG Haibing, WEI Zhen, CHENG Yunpeng and ZENG Liqing; and one (1) of which shall be designated exclusively by the majority of the Series A Shareholders whom initially shall be JP Gan (the “Qiming Director”).Any vacancy occurring because of the events such as the death, resignation or removal of a Director shall be filled in accordance with this Article 65. A Director can be removed and/or replaced with another person by the Shareholders who designated such departing Director at any time for any or no reason whatsoever.

66.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

67.	The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

68.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

69.	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

70.	There shall be no shareholding requirement for Directors.

71.	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

72.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

73.	A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 72 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

74.	Subject to the exception contained in Article 82, a Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

75.	Subject to Schedule A attached hereto, the business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

76.	Subject to Schedule A attached hereto, the Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

77.	Subject to Schedule A attached hereto, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

78.	Subject to Schedule A attached hereto, the Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

79.	Subject to Schedule A attached hereto, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

80.	Subject to Schedule A attached hereto, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

81.	(a)	Subject to Schedule A attached hereto, the Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)	Subject to Schedule A attached hereto, the Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)	Subject to Schedule A attached hereto, the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

MANAGING DIRECTORS

82.	Subject to Schedule A attached hereto, the Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

83.	Subject to Schedule A attached hereto, the Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

84.	Except as otherwise provided by these Articles (including Schedule A attached hereto), the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of all members of Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting.

85.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER that if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 40 shall apply mutatis mutandis with respect to notices of meetings of Directors.

86.	The quorum necessary for the transaction of the business of the Directors shall be four (4), including the Qiming Director, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

87.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

88.	The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

89.	Subject to Schedule A attached hereto, the Directors may delegate any of their powers to committees consisting of such member or members of the Board (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

90.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes no member shall have a second or casting vote.

91.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

92.	Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

93.	(a)	A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)	The provisions of Articles 59-62 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

94.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)	if he is removed by the holders of the class or series of shares that originally appointed him, as set forth in Article 65.

APPOINTMENT AND REMOVAL OF DIRECTORS

95.	The Directors of the Company may only be appointed and removed as provided in Article 65 hereabove.

96.	Any person may be appointed to be a Director in accordance with Article 65 hereabove at any time and from time to time, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

PRESUMPTION OF ASSENT

97.	A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

98.	(a)	The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)	A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

99.	Subject to Schedule A attached hereto, the Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

OBSERVER

100.	The Qiming Companies shall be entitled to designate one representative (the “Observer”) to attend all meetings of the Board and its committees of the Company in a non-voting observer capacity. The Company shall provide the Observer with copies of all notices and materials provided to its Board members or its Board committee members, at the same time and in the same manner as the same are provided to its Board members or its Board committee members, even if the Observer does not attend the concerned meeting.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

101.	Subject to the Statute and Schedule A attached hereto, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore.

102.	The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

103.	No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

104.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles (including Schedule A attached hereto) but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

105.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

106.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

107.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

108.	No dividend or distribution shall bear interest against the Company.

CAPITALISATION

109.	Subject to Schedule A attached hereto, the Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

110.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

111.	Subject to Schedule A attached hereto, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

112.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

113.	Subject to Schedule A attached hereto, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

114.	Subject to Schedule A attached hereto, the Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

115.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

116.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

117.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

118.	(a)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of 60 hours after the letter containing the same is posted as aforesaid.

(b)	Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

119.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

120.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

121.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)	every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

No other person shall be entitled to receive notices of general meetings.

WINDING UP

122.	Subject to Schedule A attached hereto and any other sanction required by the Statute, if the Company shall be wound up the liquidator may, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

123.	If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed in accordance with the relevant provisions of Schedule A attached hereto.

INDEMNITY

124.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

FINANCIAL YEAR

125.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENTS OF ARTICLES

126.	Subject to the Statute and Schedule A attached hereto, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

127.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE A

The holders of Ordinary Shares and Series A Shares shall, in addition to any other rights conferred on them under these Memorandum and Articles of Association, have the rights and be subject to the restrictions set out in this Schedule A, which forms part of the Memorandum and Articles of Association of the Company. In the event of any inconsistency between the provisions set out herein and other provisions of the Memorandum and Articles of Association, the provisions set out herein shall prevail to the extent permitted by applicable laws. Unless otherwise defined in this Schedule, capitalized terms shall have the meanings set forth in the Subscription Agreement or the Shareholders Agreement, if applicable.

1. DIVIDENDS.

Subject to Section 2 hereof, no dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on any other classes of shares of the Company, unless and until a dividend in like amount is, in advanced, paid in full on each Series A Share. If dividends are to be paid on Ordinary Shares, the matching dividends to be paid to the Series A Shareholders shall be calculated on an as-converted basis. The Series A Shareholders shall also be entitled to receive any non-cash dividends declared by the Board on an as-converted basis.

2. PROTECTIVE PROVISIONS.

2.1 Acts Requiring Prior Written Consent of the Series A Shareholders. In addition to such other limitations as may be provided in this Schedule A or each Group Company’s charter documents, any Group Company, any of direct or indirect Affiliates (as immediately defined below) of any Group Company (the “Group Company and/or its Affiliates”), any Ordinary Shareholder, any Founder and/or any Angel Shareholder (as the case may be) shall not (whether in a single transaction or a series of Related Party Transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise), without the written consent (either in writing or in other electronic methods) of Series A Shareholders holding more than 51% Series A Shares (on an as-converted basis) (the “Series A Consent”), do any of the following:

(a) Cease to conduct or carry on the business of any Group Company and/or its Affiliates substantially as now conducted or change any part of its business activities;

(b) Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any Group Company and/or its Affiliates;

(c) Increase, reduce or cancel the authorized or issued share capital of any Group Company and/or its Affiliates, or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the futures or do any act which has the effect of diluting or reducing the effective shareholding of the Investors of the Company;

(d) Amend the accounting policies previously adopted or change the fiscal year of any Group Company and/or its Affiliates;

(e) Appoint or change the auditors of any Group Company and/or its Affiliates;

(f) Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company and/or its Affiliates;

(g) Pass any resolution for the winding up of any Group Company and/or its Affiliates or undertake any merger, reconstruction or liquidation exercise concerning any Group Company and/or its Affiliates, or apply for the appointment of a receiver, manager or judicial manager or like officer;

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(h) Make any alteration or amendment to the memorandum and/or articles of association of any Group Company and/or its Affiliates;

(i) Dispose or dilute any Group Company’s interest, directly or indirectly, in any of its affiliates;

(j) Approve any transfer or any disposal of interests in any Ordinary Shareholder and any Group Company and/or its Affiliates;

(k) Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series A Shareholders;

(l) Make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series A Shareholders;

(m) Make any actions that reclassifies any outstanding shares into shares having preferences superior to or on a parity with the preference of the Series A Shareholders;

(n) Invest in any entities owned by the Founders, Ordinary Shareholders, Management Personnel, Angel Shareholders or any other interested parties thereto either by loan or by equity;

(o) Appoint or remove any of the directors or supervisors (as the case may be) of the Group Companies and/or their subsidiary;

(p) Amend Memorandum and Articles, the articles of association or any charter document of any Group Company and/or its Affiliates, that adversely affects the rights of the Series A Shareholders; And

(q) Approve any amendments to employment stock option plans and its related agreements and approve any matters which are subject to the Shareholders’ approval of the Company according to employment stock option plans and its related agreements.

An “affiliate” in this Schedule A shall mean any individual, partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, such person, where control means the direct or indirect ownership of more than 50% of the outstanding shares or other ownership interest having ordinary voting power to elect directors or their equivalent.

2.2 Acts Requiring the Written Consent of Qiming Director. Any Group Company and/or its Affiliates, any Ordinary Shareholder, any Founder, and/or any Angel Shareholder (as the case may be) shall not, and shall procure that any Group Company and/or its Affiliates shall not, without the consent (either in writing or in other electronic methods) of the Qiming Director, do any of the following:

(a) Appoint or settle the terms of appointment of any Managing Director, President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Manager, Vice-General Manager or any employee with a total annual compensation of US$40,000 or greater;

(b) Settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation schemes;

(c) Make any distribution of the annual profits amongst the shareholders by way of dividend, (interim and final) capitalization of reserves or otherwise;

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(d) Acquire any equity investment or enter into any joint-venture agreement per fiscal year;

(e) Incur any commitment in excess of US$100,000 (or its equivalent in other currency or currencies) at any time in respect of any transaction;

(f) Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(g) Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage, encumbrance or other security) on all or any of the undertakings, assets or rights of any Group Company and/or its Affiliates except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business exceeding US$100,000 (or its equivalent in other currency or currencies) or in excess of US$250,000 at any time in any fiscal year;

(h) Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder or officers of any Group Company and/or its Affiliates, including but not limited to making any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company and/or its Affiliates;

(i) Transfer cash or properties in excess of US$500,000 between or among any Group Company and/or its Affiliates;

(j) Any capital expenditure in excess of US$100,000 in aggregate per fiscal year;

(k) Enter into any Related Party Transactions, for the purpose of this Section, “Related Party Transactions” shall have the meaning set forth in Item 404 of Regulations of S-K and S-B.

(l) Approve the adoption of or amendment to any employment stock option plan and its related agreements (in addition to Shareholders’ approvals as set forth in Section 2.1 (r) in this Schedule A); or

(m) Amend or change the protection provision provided in this Section 2.2;

2.3 No Impairment. The shareholders of any Group Company and/or its Affiliates will not, by the amendment of the Memorandum and Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms under this Schedule A and will at all times in good faith assist in the carrying out of all the provisions of this Schedule A and take all such actions as may be necessary or appropriate in order to protect the rights of the Series A Shareholders against such impairment.

3. CONVERSION RIGHTS.

3.1 Optional Conversion. Unless converted earlier pursuant to Section 3.2 of this Schedule A below, each Series A Shareholder shall have the right, at such Series A Shareholder’s sole discretion, to convert all or any portion of its Series A Shares into Ordinary Shares at any time.

3.2 Automatic Conversion. Each Series A Share will be automatically converted into Ordinary Shares, at the then applicable Conversion Price for such series, upon the closing of a firm commitment underwritten public offering of the Ordinary Shares and the listing of such Ordinary Shares on a stock exchange that is to the satisfaction of the Series A Shareholders who at least hold fifty-one percent (51%) of Series A Shares with gross proceeds to the Company of at least US$50 million which values the Company at US$200 million or more (a “Qualified Public Offering”). In the event of the automatic conversion of Series A Shares upon a Qualified Public Offering as aforesaid, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Series A Shares shall not be deemed to have converted such Series A Shares until immediately prior to the closing of such Qualified Public Offering.

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3.3 Mechanics of Conversion.

(a) Conversion Price. Each Series A Share shall be convertible, in accordance with subsection 3.1 or subsection 3.2 hereabove and the procedure and mechanics set forth herebelow, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Original Purchase Price by the then-effective conversion price (the “Conversion Price”) for such series (such result, the “Conversion Rate”), subject to the adjustment as provided herein. The initial Conversion Price for the Series A Shares would be the Original Purchase Price, resulting in an initial Conversion Rate of 1:1 (i.e. 1 Series A Shares converted into 1 Ordinary Share), provided, however, subject to the adjustment specified hereunder. For the purpose of this Schedule A, the “Original Purchase Price” shall mean the purchase price at which the Investors subscripted the Series A Shares, which is US$2.00 per share The Conversion Price of Series A Shares shall be subject to adjustment from time to time as provided below. Following each adjustment of the Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

(b) No Fractional Shares. No fractional Ordinary Share shall be issued upon conversion of Series A Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay such holder cash equal to such fraction multiplied by the then effective Conversion Price of such series. Before the Series A Shareholders shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, it shall surrender the relevant certificate or certificates that it holds, duly endorsed, at the office of the Company or of any transfer agent for the Series A Shares and shall give written notice to the Company at such office that it elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver to such Series A Shareholders a certificate or certificates for the number of Ordinary Shares to which it shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amount payable as the result of a conversion into fractional Ordinary Shares, and shall reflect such conversion in the Company’s register of members. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(c) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Series A Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all the outstanding Series A Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all the Series A Shares then outstanding, in addition to such other remedies as shall be available to the Series A Shareholders, the Company and the shareholders of the Company will take such corporate actions as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

3.4 Adjustment of Conversion Price Upon Sale of Shares Below Conversion Price Below the Conversion Price.

(a) Adjustment Formula. If at any time or from time to time after the date on which the first share of Series A Shares is issued by the Company, the Company issues or sells, or is deemed by the provisions of this subsection 3.4 to have issued or sold, Additional Shares of Ordinary Shares (as hereinafter defined), for an Effective Price (as hereinafter defined) that is less than the Conversion Price for Series A Shares in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such Series A Shares shall be reduced, as of the close of business on the date of such issue or sale, to the price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

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For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Ordinary Shares;

(ii) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Ordinary Shares;

(iii) “A” shall mean the number of shares of Ordinary Shares Outstanding immediately prior to such issue of Additional Shares of Ordinary Shares. (for the purpose of this subsection 3.4, “Ordinary Shares Outstanding” shall mean the Ordinary Shares issuable upon conversion of the Series A Shares);

(iv) “B” shall mean the number of shares of Ordinary Shares that would have been issued if such Additional Shares of Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v) “C” shall mean the number of such Additional Shares of Ordinary Shares issued in such transaction at the Effective Price (as hereinafter defined) that is less than the Conversion Price for Series A Shares in effect immediately prior to such issue or sale (or deemed issue or sale).

(b) Certain Definitions. For the purpose of making any adjustment required under this subsection 3.4:

(i) The “Additional Shares of Ordinary Shares” shall mean all shares of Ordinary Shares issued by the Company, or Deemed Issuance as provided in Section 3.5(c), whether or not subsequently reacquired or retired by the Company, other than:

(A) Ordinary Shares issues or issuable upon conversion of Series A Shares authorized herein or upon the exercise or conversion of options or warrants outstanding as of the Closing Date;

(B) Ordinary Shares issues or issuable upon the exercise of option pursuant to the ESOP of the Company or other employment share incentive plan approved by the Board of the Company including the affirmative vote of Qiming Director;

(C) Series A Shares issued at a subscription price provided in the Subscription Agreement;

(D) Series A Shares, or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares (“Convertible Securities”), pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of Related Party Transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Company’s Board and the holders of at least fifty-one percent (51%) of the Series A Shares;

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(E) Ordinary Shares issued in a Qualified Public Offering;

(F) Ordinary Shares or Convertible Securities issued as a dividend or distribution on Series A Shares or in connection with any event for which adjustment is made pursuant to Sections 3.7 and 3.8; and

(G) Ordinary Shares or Convertible Securities issued with respect to any share split, share dividend, recapitalization or similar transaction for which proportional adjustments are made.

(ii) The “Aggregate Consideration Received” by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Ordinary Shares, Convertible Securities or Rights or Options to purchase either Additional Shares of Ordinary Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Ordinary Shares, Convertible Securities or Rights or Options.

(iii) The “Effective Price” of Additional Shares of Ordinary Shares shall mean the quotient determined by dividing the Aggregate Consideration Received, or deemed to have been received, by the Company under this subsection 3.4, for the issuance of the Additional Shares of Ordinary Shares issued or sold, or deemed to have been issued or sold, by the Company under this subsection 3.4, by the total number of such Additional Shares of Ordinary Shares; and

(iv) The “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Ordinary Shares or Convertible Securities.

(c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of any Series A Shares required under this subsection 3.4, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Ordinary Shares issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or anti-dilution clauses) is less than the Conversion Price then in effect for the Series A Shares, then the Company shall be deemed to have issued (each a “Deemed Issuance”), at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Ordinary Shares equal to the maximum number of shares of Ordinary Shares issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(i) if the minimum amounts of such consideration cannot be ascertained, then the Deemed Issuance will occur when it can be ascertained;

(ii) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

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(iii) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(iv) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Ordinary Shares on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Ordinary Shares so issued were the shares of Ordinary Shares, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Ordinary Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Shares.

3.5 No Adjustment to Conversion Price. No adjustment in the Conversion Price for any series of Series A Shares shall be made in respect of the issuance of Additional Shares of Ordinary Shares (as defined in Section 3.4) unless the consideration per share for Additional Shares of Ordinary Shares issued or deemed to be issued by the Company is less than the Conversion Price for such series in effect on the date of and immediately prior to such issuance.

3.6 Determination of Consideration. For purposes of this Section, the consideration received by the Company for the issuance of any Additional Shares of Ordinary Shares shall be computed as follows:

(a) Cash and Property. Except as provided in sub-paragraph (b) below, such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

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(iii) in the event that Additional Shares of Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Ordinary Shares, computed as provided in sub-paragraph (i) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Ordinary Shares deemed to have been issued pursuant to Section 3.7 above, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

3.7 Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event that the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise) into a greater number of Ordinary Shares, the Conversion Price for the Series A Shares then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price of the Series A Shares then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

3.8 Adjustments for Other Distributions. In the event that the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the Series A Shareholders shall receive, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section with respect to the rights of the Series A Shareholders.

3.9 Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of Series A Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the Series A Shareholders shall have the right thereafter to convert such share into the kind and number of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of Series A Shares immediately before that change, all subject to further adjustment as provided herein.

3.10 No Impairment. The shareholders of the Company will not, by the amendment of the Memorandum and Articles and any Group Company’s charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder and will at all times in good faith assist in the carrying out of all the provisions of this Section and take of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series A Shareholders provided in this Section against such impairment.

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3.11 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Shares pursuant to this Section, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of the affected series of Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Series A Shareholders, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Shares.

3.12 Miscellaneous.

(a) All calculations under this Section shall be made to the nearest one thousandth (1/1,000) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(b) The Series A Shareholders shall have the right to challenge any determination by the Board of fair market value pursuant to this Section, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, with the cost of such appraisal to be borne equally by the Company and the challenging Series A Shareholders.

4. LIQUIDATION RIGHTS.

4.1 Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or any Deemed Liquidation Event (defined in Section 4.2 of this Schedule A below)(collectively the “Liquidation Events”, and individually a “Liquidation Event”), the Series A Shareholders shall be entitled on a pari passu basis to receive, prior to any distribution of the assets or surplus funds of the Company which are legally available for distribution to the Ordinary Shareholders and the holders of any other equity securities of the Company, by reason of their ownership of such shares, a total amount equal to one (1) time of the Total Investment Amount, plus all accrued or declared but unpaid dividends per Series A Share thereon (the “Series A Preference Amount”). If upon the occurrence of any Liquidation Event, the Aggregate Assets and Funds are insufficient to permit the payment to such holders of the full Series A Preference Amount due to them, then the Aggregate Assets and Funds shall be distributed, on a pari passu basis, among the Series A Shareholders in proportion to the number of the Series A Shares held by such holders. For the purpose of this Section 4, the “Aggregate Assets and Funds” shall mean all of the assets or surplus funds of the Company which are legally available for distribution to the Shareholders of the Company upon the Liquidation Events. The “Total Investment Amount” shall mean the total investment amount that the Investors or its Affiliates have invested or will invest to the Company in future round of financing.

(b) After the full Series A Preference Amount has been paid, the remaining of the Aggregate Assets and Funds shall be distributed pro rata among the Ordinary Shareholders and the Series A Shareholders on an as-converted-basis.

(c) Upon a Deemed Liquidation Event (defined in Section 4.2 below), the Series A Shareholders shall be paid in cash or in securities received from the acquiring company or companies, or in a combination thereof, at the closing of any such transaction, prior and in preference to any other payment or distribution of consideration to other Shareholders, an amount equal to the Series A Preference Amount, with respect to Series A Shares then held, which would be payable to the Series A Shareholders pursuant to this Section if all consideration received by the Company and its Shareholders in connection with such event were being distributed in a liquidation of the Company. In the event the requirements of this Section are not complied with, then unless fifty-one percent (51%) of the holders of outstanding Series A Shares consents, the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of this Section have been complied with, or (ii) cause such transaction to be cancelled

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(d) Notwithstanding the provisions of the above Sections 4.1 (a) (b) and (c), for any Liquidation Event including Deemed Liquidation Event,

(i) if the Aggregate Assets and Funds exceeds the Threshold Amount (as defined herein), the Series A Preference Amount set forth in Section 4.1(a) shall not apply. Instead, the Aggregate Assets and Funds shall be distributed ratably among the Ordinary Shareholders and the Series A Shareholders on an as-converted basis as provided in Section 4.2(b).

(ii) if the Aggregate Assets and Funds is below the Threshold Amount, the Series A Preference Amount set forth in Section 4.1(a) shall apply, provided that, if the total amount of the Series A Preference Amount obtained by the Investors pursuant to Section 4.1(a) plus the amount obtained by the Investors through pro rata distribution pursuant to Section 4.1(b) exceeds three (3) times of the Total Investment Amount, the Investors shall obtain three (3) times of the Total Investment Amount.

(iii) For the purposes of this Section, “Threshold Amount” shall mean the amount determined by dividing the three (3) times of the Total Investment Amount, by the then shareholding percentage of the Investors.

(e) In the event that the Company proposes to distribute assets other than cash in connection with any Liquidation Event (not including a Deemed Liquidation Event), the value of the assets to be distributed to the Series A Shareholders and Ordinary Shareholders shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board).

(i) Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(A) If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(C) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board).

(ii) The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-paragraphs Section 4.1(e)(i)(1), (2) or (3) of this Section to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board).

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(iii) The Series A Shareholders shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value arrived at pursuant to this Section, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging party, with the cost of such appraisal to be borne equally by the Company and the challenging Series A Shareholders.

4.2 Deemed Liquidation Event. In this Agreement, “Deemed Liquidation Event” means, (i) the acquisition of the Company or its Affiliate by another entity by means of any transaction or series of Related Party Transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of more than fifty percent (50%) or more of the outstanding voting power of the Company or its Affiliate such that the Shareholders of the Company or its Affiliate do not retain a majority of the voting power in the surviving entity; or (ii) a sale of all or substantial parts of the assets of the Company or its Affiliate; provided, however, that a Deemed Liquidation Event shall not include any reorganization for tax purposes or for purposes of reincorporating in a different jurisdiction.

5. INFORMATION RIGHTS.

5.1 Information Rights. Each of the Group Companies covenants and agrees that, commencing from the Closing, for so long as Series A Shares are outstanding, the Group Companies will deliver to the Series A Shareholders of the Company:

(a) audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year;

(b) unaudited monthly consolidated financial statements, within thirty (30) days of the end of each month;

(c) unaudited quarterly consolidated financial statements within thirty (30) days of the end of each quarter;

(d) an annual consolidated budget for the following fiscal year, at least ten (10) days prior to the end of each fiscal year;

(e) upon the written request by the Series A Shareholders, such other information as such shareholder shall reasonably request (the above rights, collectively, the “Information Rights”).

5.2 Accounting Principles and Accounting Firm. All audits will be performed and all financial statements to be provided to the Series A Shareholders pursuant to this Section must be prepared in accordance with International Accounting Standard (IFRS) or the United States generally accepted accounting principles (the “US GAAP”) by a Big Four accounting firm or an accredited accounting firm designated by the Investors, and shall include (i) an income statement and a cash flow statement for the period then-ended as well as for year-to-date and (ii) a balance sheet as of the end of such period compared with the last audited balance sheet.

5.3 Inspection Rights. Each of the Group Companies jointly and severally further covenants and agrees that, commencing upon the Closing, the Series A Shareholders shall have (i) the right to inspect facilities, records and books of the Group Companies and to make copies and extracts therefrom, at any time during regular working hours on reasonable prior notice to the relevant Group Company, and (ii) the right to discuss business, operations and conditions of any Group Company with its respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”) at its own costs and expenses on reasonable prior notice to the Group Company. Each of the Group Companies agrees to provide to the Series A shareholders of the Company other information and access as may be reasonably requested by the Investors from time to time.

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5.4 Termination of Rights. The Information Rights and Inspection Rights hereunder shall terminate upon the closing of the Qualified Public Offering.

6. TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL; CO-SALE RIGHT; DRAG-ALONG RIGHT

6.1 Restrictions on Transfer of Shares by Ordinary Shareholders.

(a) Subject to other provisions of this Schedule A, Ordinary Shareholders, Founders and Angel Shareholders (or their nominees, assignees or successors) shall not, directly or indirectly, sell, transfer, assign, mortgage, pledge, encumber or otherwise dispose of or permit the sale, transfer, assignment, mortgage, pledge, encumbrance, or other disposition of the Equity Securities (as defined below) held by the Ordinary Shareholders (each disposition referenced in this Section 6 either in verb or noun form, “Transfer”) before the earlier of (i) a Qualified Public Offering, or (ii) a Deemed Liquidation Event, unless otherwise consented in writing by all Series A Shareholders. For purpose of this Section 6, “Equity Securities” means any of the Company’s securities, including the Ordinary Shares or Series A Shares, any warrant, option, right, or any security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Ordinary Shares or Series A Shares, or rights or securities convertible into or exercisable for Ordinary Shares or Series A Shares.

(b) Any attempt by any Ordinary Shareholder, any Founder or any Angel Shareholder to Transfer the Equity Securities in violation of this Section 6 shall be void and the Company hereby agrees that it will not effect such Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

6.2 Right of First Refusal and Right of Co-Sale.

(a) Transfer Notice. Subject to Sections 2.1 and 6.1 of this Schedule A, if at any time (i) any Ordinary Shareholder (a “Selling Shareholder”) proposes to Transfer his or her Equity Securities issued to and held by such Selling Shareholder, in whole or in part, to one or more third parties or (ii) any Equity Securities held by the Selling Shareholder are proposed to be transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary Transfer (collectively the “Involuntary Transfers”), then such Selling Shareholder (or its, his or her executor or administrator) shall, prior to making or accepting an offer to transfer any his, her or its Equity Securities to such party, give each Series A Shareholder a written notice of the intention to make such Transfer (the “Transfer Notice”), which notice shall include (i) a description of the Equity Securities to be Transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) respectively and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other relevant agreements relating to the proposed Transfer.

(b) Right of First Refusal of the Series A Shareholders

(i) Each of the Series A Shareholders shall be granted the right of first refusal by the terms of the Transfer Notice, which the Series A Shareholders may exercise upon giving written notice to the Selling Shareholder (the “Purchase Notice”) within thirty (30) days after its receipt of the Transfer Notice, to purchase up to its pro rata shares of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice, subject to Section 6.2(b)(iv). The Purchase Notice shall state whether the Series A Shareholder desires to purchase the maximum amount of his, her or its pro rata share of the Offered Shares as determined in accordance with Section 6.2(b)(iii) below. The Series A Shareholder who either does not deliver a Purchase Notice nor indicates in the Purchase Notice within the prescribed time that such Series A Shareholder elects not to purchase any of the Offered Shares shall be referred to herein as a “Non-Purchasing Shareholder” and otherwise the Series A Shareholder who elects to purchase any of the Offered Shares shall be referred to herein as “Purchasing Shareholder.”

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(ii) In the event any Investor elects not to purchase all its pro rata share of the Offered Shares available pursuant to its option under subsection 6.2(b)(ii) within the time period set forth therein, the Selling Shareholder shall promptly give written notice (the “Overallotment Notice”) to each Purchasing Shareholder that has elected to purchase all of its pro rata shares of the remaining Offered Shares (each a “Fully Participating Investor”), which notice shall set forth the number of remaining Offered Shares (“Remaining Share”) not purchased by the other Investors, and shall offer the Fully Participating Investors the right to acquire the Remaining Shares. Each Fully Participating Investor shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to the Selling Shareholder (the “Participating Investors Overallotment Notice”) of its election to purchase its pro rata shares of the Remaining Shares on the same terms and conditions and indicating the maximum number of the Remaining Shares that it will purchase in the event that any other Fully Participating Investor elects not to purchase its pro rata shares of the Remaining Shares. Each Fully Participating Investor shall be entitled to apportion the Remaining Share to be purchased among its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund), provided that such Fully Participating Investor notifies the Selling Shareholder of such allocation.

(iii) In terms of Offered Shares, each Purchasing Shareholder’s pro rata share shall be equal to a fraction, the numerator of which is the number of shares of Equity Securities held by such Purchasing Shareholder calculated on the date of the Purchase Notice, and the denominator of which is the total number of shares of Equity Securities held by all Purchasing Shareholders calculated on the date of the Purchase Notice. With respect to the Remaining Shares, each Fully Participating Investor’s pro rata share shall be equal to a fraction, the numerator of which is the number of shares of Equity Securities held by such Fully Participating Investor calculated on the date of Participating Investors Overallotment Notice, and the denominator shall be total number of shares of Equity Securities held by the Fully Participating Investors that are purchasing the Remaining Shares calculated on the date of Participating Investors Overallotment Notice.

(iv) In the event that the Transfer in question is by operation of law or another Involuntary Transfer, the Transfer price per share shall be the greater of the Original Purchase Price paid by the Selling Shareholder for such Offered Shares (appropriately adjusted for share splits, share dividends, combinations and the like) or the fair market value of such Offered Shares, which shall be a price set by the Board that will reflect the current value of the Offered Shares in terms of present earnings and future prospects of the Company and other factors relevant to value, determined within thirty (30) days after receipt by the Series A Shareholders of the Transfer Notice. In the event that the Selling Shareholder or his or her executor disagrees with such valuation as determined by the Board, the Selling Shareholder or his or her executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Purchasing Shareholder and the Selling Shareholder or his or her executor, the fees of which appraiser shall be borne equally by the Purchasing Shareholder and the Selling Shareholder or his or her estate.

(v) In the event the consideration for the Offered Shares specified in a Transfer Notice is payable in property other than cash and the Selling Shareholder and the Purchasing Shareholders cannot agree on the cash value of such property within ten (10) days after the Purchasing Shareholders’ receipt of the Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Selling Shareholder and the Purchasing Shareholders. If they cannot agree on an appraiser within twenty (20) days after receipt of the Transfer Notice by the Purchasing Shareholder, within a further five (5)-day period, the Selling Shareholder and the Purchasing Shareholders shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section within one month from its appointment, and such determination shall be final and binding on the Selling Shareholder and the Purchasing Shareholders. The cost of such appraisal shall be shared equally by the Selling Shareholder and the Purchasing Shareholders (on a pro rate basis). If the thirty (30) day period as specified in Section 6.2(b)(i) has expired due to the determination of the value of the consideration for the Offered Shares offered by the Selling Shareholder, then such thirty (30) day period shall be extended to the fifth (5th) Business Day after such valuation shall have been determined to be final and binding pursuant to this Section.

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(c) Right of Co-Sale of the Series A Shareholders.

(i) If a Selling Shareholder proposes to Transfer the Equity Securities held by such Selling Shareholder, which have not been purchased by the Purchasing Shareholders pursuant to the right of first refusal pursuant to Section 6.2 (b), then such Selling Shareholder shall promptly give written notice (the “Sale Notice”) to the Series A Shareholders at least twenty (20) days prior to the closing of such proposed sale. Each Series A Shareholder shall have the right to exercise the right of co-sale upon giving written notice to the Selling Shareholder (the “Co-Sale Notice”) within thirty (30) days after the receipt of the Sale Notice. The Series A Shareholders who notified the Selling Shareholder in the Co-Sale Notice of such Series A Shareholder’s desire to sell a portion of his, her or its shares with the Selling Shareholder (such Series A Shareholder, a “Co-Sale Participant”) shall have the right to participate in the sale of any Offered Shares, on the same terms and conditions as specified in the Transfer Notice, and sell all or any part of his, her or its Series A Shares; provided, however, that no Series A Shareholder shall be entitled under this Section 6.2(c) to participate in a Transfer by a Selling Shareholder incident to any Involuntary Transfer.

(ii) Each Co-Sale Participant may sell all or any part of that number of Offered Shares equal to the product obtained by multiplying (A) the aggregate number of Offered Shares covered by the Co-Sale Notice by (B) a fraction, the numerator of which is the number of all the outstanding shares of Equity Securities held by such Co-Sale Participant on the date of the Co-Sale Notice and the denominator of which is the aggregate shares of the Company held by the Selling Shareholder and all of the Co-Sale Participants on the date of the Co-Sale Notice.

(iii) Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(A) the number of the Series A Shares which such Co-Sale Participant elects to sell; or

(B) that number of the Series A Shares which are at such time convertible into the number of Ordinary Shares which such Co-Sale Participant elects to sell; provided, however, that if the prospective third party purchaser objects to the delivery of Series A Shares in lieu of Ordinary Shares, such Co-Sale Participant may (1) first convert such Series A Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Section. The Company and all the Shareholders thereof agree to take all necessary actions to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent upon such transfer; or (2) exercise Put Right according to Section 6.6 (b) herebelow.

(iv) The share certificate or certificates that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Section 6.2(c)(ii) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled to by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit(s) such assignment or otherwise refuse(s) to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, the Co-Sale Participant may exercise the Put Right according to Section 6.6 (b) herebelow, and such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

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(d) For purpose of this Section 6.2, the number of any Series A Shares shall be calculated on an as-converted basis.

6.3 Non-Exercise of Rights. To the extent that the Series A Shareholders have not exercised its first refusal rights to purchase all the Offered Shares subject to the Transfer Notice, such Selling Shareholder shall have a period of sixty (60) days from the expiration of such first refusal rights to sell any remaining Offered Shares, upon terms and conditions (including, without limitation, the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third party transferee(s) identified in the Transfer Notice. The third party transferee(s) shall, as a condition to the effectiveness of Transfer of the Offered Shares, furnish the Company and the Selling Shareholder with a written agreement to be bound by and comply with this Schedule A, including, without limitation, all provisions of this Section 6, as if such transferee(s) were a Selling Shareholder hereunder, as well as the terms of the agreement pursuant to which such Offered Shares were issued. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the sixty (60) day period from the expiration of these first refusal rights, the Series A Shareholder’s right of first refusal hereunder shall continue to be applicable to any subsequent disposition of any Equity Securities by any Selling Shareholder. Furthermore, the exercise or non-exercise by the Series A Shareholders to purchase Offered Shares by such Selling Shareholder shall not adversely affect such Series A Shareholder’s rights to make subsequent purchases from any Selling Shareholder. Any proposed Transfer on terms and conditions different than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Offered Shares by a Selling Shareholder shall again be subject to the right of first refusal and co-sale right of the Series A Shareholders as provided under Section 6.2 above and shall require compliance by the relevant Selling Shareholder with the procedures described in this Schedule A.

6.4 Restriction on Indirect Transfer. Notwithstanding anything to the contrary contained herein, without having obtained Series A Consent:

(a) none of the Group Companies, the Founders and the Angel Shareholders shall, nor shall any of them cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by it or him in the WFOE and/or the Domestic Companies to any person. Any transfer in violation of this Section 6.4(a) shall be void and each of the WFOE and the Domestic Companies hereby agree that they will not effect such a transfer nor will they treat any alleged transferee as the holder of such equity interest without having obtained Series A Consent.

(b) none of the Founders, nor shall any of them cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him in the respective Ordinary Shareholder to any person. Any transfer in violation of this Section 6.4(b) shall be void and each of the Ordinary Shareholders hereby agree that it will not effect such a transfer nor will they treat any alleged transferee as the holder of such equity interest without having obtained Series A Consent.

(c) none of the Domestic Companies and the WFOE shall, nor shall any of the Company, the Founders and the Angel Shareholders cause or permit any of the Domestic Companies and the WFOE to, issue to any person any equity securities of the Domestic Companies or the WFOE, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Domestic Companies or the WFOE.

(d) none of the Ordinary Shareholders shall, nor shall any of the Founders and the Angel Shareholders cause or permit any Ordinary Shareholder to, issue to any person any equity securities of any Ordinary Shareholder or any options or warrants for, or any rights or securities exchangeable for or convertible into, such equity securities of any Ordinary Shareholder.

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6.5 Multiple Series, Classes or Types of Stock. If the Offered Shares consists of more than one series or class or type of Equity Securities, each Investor has the right to purchase or transfer hereunder as the case may be, such Investor’s pro rata shares of each such series, class or type of Equity Securities; provided, however, that as to the Right of Co-Sale, (a) if such Investor does not hold any of such series, class, or type of Stock, and the Proposed Transferee is not willing, at the closing, to purchase some other series, class or type of Equity Securities from such Investor as part of such Investor’s pro rata shares or (b) if the Proposed Transferee is unwilling to purchase any Equity Securities from such Investor at the closing (each such circumstance being referred to herein as an “Incomplete Co-Sale”), then, the Selling Shareholder shall be entitled to Transfer the remaining Offered Shares representing the Investor’s pro rata shares at the closing and the Investor will have the Put Right set forth in Section 6.6 hereof.

6.6 Refusal to Transfer; Put Right.

(a) Refusal to Transfer. Any attempt by any Selling Shareholder to transfer any Equity Securities in violation of any provision of this Schedule A will be void. The Company will not (a) transfer on its books any Equity Securities that has been sold, gifted or otherwise transferred in violation of this Schedule A or (b) treat as owner of such Equity Securities, or accord the right to vote to, or pay dividends to, any purchaser, donee or other transferee to whom such Equity Securities may have been so transferred.

(b) Put Right. If a Selling Shareholder transfers any Equity Securities in contravention of an Investor’s Right of Co-Sale under this Schedule A (a “Prohibited Transfer”), or if an Incomplete Co-Sale occurs and the provisions of Section 6 hereof apply, the relevant Investor may require such Selling Shareholder to purchase from such Investor, for cash or such other consideration as the Selling Shareholder received in the Prohibited Transfer or Incomplete Co-Sale, that number of shares of Equity Securities (of the same class, series or type as transferred in the Prohibited Transfer or Incomplete Co-Sale, if such Investor then owns Equity Securities of such class, series or type, and otherwise of Ordinary Shares) having a purchase price equal to the aggregate purchase price such Investor would have received in the closing of such Prohibited Transfer or Incomplete Co-Sale if such Investor had exercised and been able to consummate such Investor’s Right of Co-Sale with respect thereto (the Investor’s “Put Right”). An Investor may exercise such Investor’s Put Right by delivery of written notice to the Selling Shareholder and the Company (a “Put Notice”) within ten (10) business days after such Investor becomes aware of the Prohibited Transfer or Incomplete Co-Sale. The closing of such sale to the Selling Shareholder under such Investor’s Put Right will occur within seven (7) business days after the date of such Investor’s Put Notice.

6.7 Legend.

(a) Each existing or replacement certificate for any shares now owned or hereafter acquired by the shareholder of the Company and each certificate issued to any person in connection with a Transfer pursuant to this Section shall bear the following legend (or a substantially similar legend):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A SHAREHOLDERS AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

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“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to above to enforce the provisions of this Schedule A.

6.8 Term. Notwithstanding the foregoing, the restrictions on Ordinary Shareholders’ Transfers, right of first refusal and right of co-sale as provided in this Section 6 shall terminate and cease to be in effect upon the closing of a Qualified Public Offering.

7. REDEMPTION.

7.1 Upon written request by the Series A Shareholders who hold at least fifty-one percent (51%) of the then outstanding Series A Shares at any time following the five (5) years after the Closing (as defined in the Subscription Agreement), the Company shall redeem up to all of the outstanding Series A Shares held by the Series A Shareholders within ninety (90) days after the date of receipt of such request (the “Redemption Date”) from any funds legally available for such purpose. The Company shall effect redemption by paying cash in an amount equal to 150% of the Original Purchase Price per share, plus all accrued or declared but unpaid dividends on such shares (as adjusted proportionally for share dividends, splits, combinations, recapitalizations or similar events with respect to such shares) (the “Redemption Price”).

7.2 If on the Redemption Date, the number of Series A Shares that may then be legally redeemed by the Company is less than the number of all the Series A Shares, the number of the Series A Shares then redeemed shall be based ratably on all the Series A Shares to be redeemed, and the Series A Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, including the rights of conversion set forth herein. If any time thereafter additional funds become legally available for the redemption, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date but which it has not been redeemed.

7.3 At least fifteen (15) days after the Redemption Date, the Company shall mail a redemption notice (the “Redemption Notice”), postage prepaid, to shareholder of the Series A Shareholders of record as of the close of business two (2) Business Days preceding the mailing date, at the address last shown on the records of the Company for such Series A Shareholders. The Redemption Notice shall specify the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price and the place at which payment may be obtained, and shall call upon such holder to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each Series A Shareholders shall surrender to the Company the certificate(s) representing such shares, in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be cancelled, and the Redemption Price for such shares shall then be payable to the order of the person whose name appears in the register of members of the Company and on such certificate(s) as the owner thereof. If less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares and appropriate changes to the register of members shall be made. Nothing herein shall be deemed to prevent the Series A Shareholders from converting all or part of such holder’s shares into Ordinary Shares in accordance with the terms of Section 3 of this Schedule A at any time prior to a Redemption Date covering such shares. After the receipt of the redemption notice by the Company, the Ordinary Shareholders may offer to purchase Series A Shares held by the Series A Shareholders at the same price and same terms and conditions to those of the redemption by the Company provided in Section 7.1.

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7.4 From and after the Redemption Date, unless there has been a default in payment of the Redemption Price, the Series A Shares designated for redemption in the Redemption Notice shall cease to be outstanding and shall no longer be transferable on the books of the Company, unless the Series A Shareholders transfer the Series A Shares to Ordinary Shareholders, and all rights of the holder with respect to such shares shall cease, except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates.

7.5 If, following the issuance of a redemption request in accordance with this Section, the Company fails to redeem all or part of the Series A Shares requested to be redeemed shareholder of the Company on the Redemption Date (together with the Series A Shares purchased by the Ordinary Shareholders in accordance with Section 7.3 above), the number of directors shall be increased and the provisions regarding the appointment of candidates to the Board shall automatically be amended in accordance with Article 65 of this Articles such that the Investors shall have the right to exclusively nominate a majority of the Board members of the Company. The Shareholders will be obligated to take timely and necessary actions to cause such adjustment of the Board.

7.6 If, following the issuance of a redemption request in accordance with Section 7.1, the Company fails to redeem such shares to be redeemed in whole or in part on the Redemption Date, the Ordinary Shareholders shall pledge to the Series A Shareholders requesting redemption that number of Ordinary Shares held by the Ordinary Shareholders equal to the remaining shares of the unredeemed Series A Shares, calculated at then-effective Conversion Rate (the “Pledged Shares”). A notation regarding the pledge of the Pledged Shares shall be made in the Company’s share register and the Ordinary Shareholders shall deliver at such time to the Investors an instrument of transfer with respect to the Pledged Shares, endorsed in blank. If within twelve (12) months of the Redemption Date, neither the Company nor the Ordinary Shareholders has paid to the Series A Holders the Redemption Price for the unredeemed Series A Shares, the Pledged Shares shall transfer to the Investors requesting redemption on a pro rata basis based upon the number of unredeemed Series A Shares held by the Series A Shareholders.

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